SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]                           Preliminary Proxy Statement
[ ]                           Confidential, for Use of Commission Only
                              (as permitted by Rule 14a-6(e)(2))
[X]                           Definitive Proxy Statement
[X]                           Definitive Additional Materials
[ ]                           Soliciting Material Pursuant to
                              240.14a-11(c) or 240.14a-12

              The Reader's Digest Association, Inc.
        (Name of Registrant as Specified In Its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
   14a-6(i)(2) or Investment Company Act Rule 20a-1(c).
[ ]$500 per each party to the controversy pursuant to Exchange
   Act Rule 14a-6(i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14a-
   6(i)(4) and 0-11.

      1)                     Title of each class of securities
      to which transaction applies:

      2)                     Aggregate number of securities to
      which transaction applies:

      3)                     Per unit price or other underlying
      value of transaction computed pursuant to Exchange Act
      Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined:

      4)                     Proposed maximum aggregate value of
      transaction:

[ ]Fee paid previously with preliminary materials.

[ ]Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:


RD LOGO APPEARS HERE

                                          October 27, 1997

Dear Stockholder:

      You  are  cordially  invited to  attend  the  Annual
Meeting   of   Stockholders   of   The   Reader's   Digest
Association,  Inc.  to be held at 10:00  a.m.  on  Friday,
December  12,  1997, at the Sheraton Stamford  Hotel,  One
First  Stamford  Place, Stamford, Connecticut.   The  back
cover   page  of  the  Proxy  Statement  contains  driving
directions  and  a map showing how to reach  the  Sheraton
Stamford Hotel.

       The   accompanying  Notice  of  Meeting  and  Proxy
Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of the Company, and stockholders will have an opportunity to discuss matters of interest concerning the Company.

      Although  only  holders of record of  the  Company's
Class B Voting Common Stock at the close of business on October 22, 1997 are entitled to vote at the Meeting, we invite all stockholders of the Company, including the holders of the Company's Class A Nonvoting Common Stock, to attend.

      If you are entitled to vote at the Meeting, it is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person.


                            Sincerely yours,



                            /S/GEORGE V. GRUNE
                            George V. Grune
                            Chairman and Chief Executive
                            Officer

RD LOGO APPEARS HERE

       NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

      The  Annual Meeting of Stockholders of The  Reader's
Digest Association, Inc. (the "Company") will be held at the Sheraton Stamford Hotel, One First Stamford Place,
Stamford, Connecticut, , on Friday, December 12,  1997  at
10:00 a.m., New York time, to consider and take action on the following matters:

          (1)   election of Directors of the Company;

          (2)   amendment of the 1994 Key Employee Long
                Term Incentive Plan to increase the number of shares available for awards under that plan;
                and

          (3) such other business as may properly come before the Meeting.

      Only  holders  of  record of the Company's  Class  B
Voting  Common Stock at the close of business  on  October
22,  1997 are entitled to notice of, to attend and to vote
at,  the  Meeting.   Holders  of  the  Company's  Class  A
Nonvoting Common Stock on the record date are also welcome to attend the Meeting.

                                  By Order of the Board of
                                  Directors:



                                  /S/C.H.R. DUPREE
                                  C.H.R. DuPree
                                  Vice President,
                                  Associate General
                                  Counsel and Acting
                                  Secretary

October 27, 1997
                         PROXY STATEMENT


                       GENERAL INFORMATION

Annual Meeting Time and Location

     The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Friday, December 12, 1997 at 10:00 a.m., New York time. The back cover page of this Proxy Statement contains driving directions and a map showing how to reach the Sheraton Stamford Hotel.

Principal Executive Offices of the Company

     The principal mailing address of the executive offices of the Company is Pleasantville, New York 10570.

Record Date; Securities Entitled to be Voted at the Meeting

     The record date for the Meeting is October 22, 1997. Only shares of the Company's Class B Voting Common Stock (the "Class B Voting Common Stock") held by holders of record at the close of business on the record date are entitled to vote at the Meeting. Each share of Class B Voting Common Stock is entitled to one vote. On October 22, 1997, 21,716,057 shares of Class B Voting Common Stock were outstanding.

     The Class A Nonvoting Common Stock is not entitled to be voted at the Meeting. Holders of Class A Nonvoting Common Stock are receiving this Proxy Statement for information purposes only and will not receive a proxy card.

Meeting Admittance Procedures

     Only stockholders of record on the record date, or their duly appointed proxy holders (not to exceed one per stockholder), may attend the Meeting. If you or your proxy holder plans to attend the Meeting, please return the longer portion of the enclosed admission card. We will then place your name on an admission list held at the entrance to the Meeting. Please save the shorter portion of the admission card. You will have to present the shorter portion of the admission card to gain entrance to the Meeting.

     If you plan to attend the Meeting and vote your shares in person, but your shares are held in the name of a broker, trust, bank or other nominee, you should also bring with you a proxy or letter from the broker, trustee, bank or nominee confirming that you beneficially own the shares.

Proxies Solicited by the Board of Directors

     This Proxy Statement, and the proxy card that accompanies the Proxy Statement to the holders of the Class B Voting Common
Stock, are first being sent or given to stockholders on or about
October 27, 1997.

     The accompanying proxy card is solicited by the Board of Directors of the Company. It may be revoked by written notice given to the Corporate Secretary of the Company at any time before being voted. Proxies in this form, properly executed, duly returned to the Company and not revoked, will be voted in favor of the election of Directors (except to the extent that authority therefor is withheld) and in favor of any management proposals in accordance with the instructions in the proxy. Presence at the meeting does not of itself revoke the proxy.

     The Company will bear the cost of the solicitation of proxies pursuant to this Proxy Statement, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc. to solicit proxies on behalf of management for an estimated fee of $3,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally, or by mail, telephone or electronic transmission, by regular employees of the Company without additional compensation.

Vote Tabulation

     Abstentions and "broker non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions have the same effect as votes against proposals presented to stockholders other than election of directors. "Broker non-votes" would have no effect on any matter considered at the Annual Meeting because they are not considered "shares present" for voting purposes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      As a matter of Company practice, the tabulation of stockholder votes at the Annual Meeting of Stockholders is to be made on a confidential basis by independent third parties and certain employees of the Company involved in the tabulation process. Each stockholder proxy card, ballot and the votes specified thereon are to be kept confidential until the final vote is tabulated, except that disclosure may be made as required by applicable law, in the case of proxy cards containing a stockholder comment or question, and in the event of a contested proxy solicitation.



              PROPOSAL NO. 1--ELECTION OF DIRECTORS

Nominees

     The Board of Directors currently consists of nine members who are elected annually to hold office until the next Annual Meeting or until their successors are duly elected and qualified. Due to increasing commitments relating to his principal occupation as Chairman and Chief Executive Officer of The Chase Manhattan Bank, Walter V. Shipley, who is currently a Director, has decided not to stand for re-election at the 1997 Annual Meeting. Consequently, the number of Directors will be eight.

     The affirmative vote of a plurality of the votes cast by the holders of the Class B Voting Common Stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a Director. If no contrary indication is made, proxy cards in the accompanying form are to be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a Director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. All nominees named below are incumbent members of the Board of Directors.

     Set forth below opposite the name and age of each nominee are the nominee's present positions and offices with the Company, the year in which the nominee was first elected a Director of the Company and the nominee's principal occupations during the past five years.


                              Positions and Offices With the Company
       Name and Age                             and
                               Principal Occupations During the Past
                                            Five Years


George V. Grune  (68)       Mr.  Grune  returned to  the  Company  to
                            serve  as Chairman of the Board and Chief
                            Executive  Officer on  August  11,  1997,
                            after   having   previously   served   as
                            Chairman  of  the Board  of  the  Company
                            until  his retirement in August 1995  and
                            as  Chief Executive Officer until  August
                            1994.  Mr. Grune first joined the Company
                            in  1960 and was a member of the Board of
                            Directors  from 1976 to 1995.  Mr.  Grune
                            has also served as Chairman of the DeWitt
                            Wallace-Reader's Digest  Fund,  Inc.  and
                            the  Lila  Wallace-Reader's Digest  Fund,
                            Inc.  since July 1987.  Mr. Grune is also
                            a  director of Avon Products,  Inc.,  The
                            Chase    Manhattan    Corporation,    CPC
                            International,   Inc.    and    Federated
                            Department Stores, Inc.

Melvin R. Laird  (75)       Mr.  Laird has been a member of the Board
                            of  Directors of the Company since  1990.
                            He  has  served as Senior Counsellor  for
                            national and international affairs  since
                            1974  and  was elected to the  additional
                            position of Vice President in 1989.   Mr.
                            Laird  joined the Company in  1974.   Mr.
                            Laird  also serves as a director  of  IDS
                            Mutual Fund Group.

Lynne V. Cheney  (56)       Dr.  Cheney joined the Board of Directors
                            in  1993.  She is an author, lecturer and
                            television commentator with CNN  and  has
                            been  a  senior  fellow of  the  American
                            Enterprise  Institute for  Public  Policy
                            Research since January 1993.  She  served
                            as Chairman of the National Endowment for
                            the  Humanities from May 1986 to  January
                            1993.   Dr. Cheney is also a director  of
                            FPL  Group, Inc. (parent of Florida Power
                            &  Light Company), IDS Mutual Fund Group,
                            Lockheed-Martin  Corporation  and   Union
                            Pacific Resources Group, Inc.

M. Christine DeVita  (47)   Ms. DeVita has been a member of the Board
                            of  Directors of the Company since  1993.
                            She  has  been  President of  the  DeWitt
                            Wallace-Reader's Digest Fund, Inc. and the Lila Wallace-Reader's Digest Fund,
                            Inc. since June 1989.

James E. Preston  (64)      Mr.  Preston has been a member of the Board
                            of  Directors  of the Company  since  1994.
                            He  became  Chairman of the Board  of  Avon
                            Products,   Inc.   (beauty   and    related
                            products)  in  January 1989  and  has  been
                            Chief   Executive   Officer   since   1988,
                            holding   the   additional   position    of
                            President  from  1988 until November  1993.
                            Mr. Preston also serves on the boards of directors of Aramark, Inc. and Woolworth
                            Corporation.

Robert G. Schwartz  (69)    Mr.  Schwartz  has been  a  member  of  the
                            Board  of  Directors of the  Company  since
                            1989.    He  retired  in  April   1993   as
                            Chairman of the Board, President and  Chief
                            Executive  Officer  of  Metropolitan   Life
                            Insurance  Company, having served  in  that
                            position   since   September   1989.    Mr.
                            Schwartz  also  serves  on  the  boards  of
                            directors     of     COMSAT    Corporation,
                            Consolidated Edison Co. of New York,  Inc.,
                            Lone    Star   Industries,   Inc.,   Lowe's
                            Companies,  Inc.,  Mobil  Corporation   and
                            Potlatch Corporation.

C.J. Silas  (65)            Mr.  Silas  has been a member of the  Board
                            of  Directors  of the Company  since  1992.
                            He  retired  in  May 1994 as  Chairman  and
                            Chief   Executive   Officer   of   Phillips
                            Petroleum Company, positions he had held since 1985. Mr. Silas is also a director of Halliburton Company.

William J. White  (59)      Mr.  White  has been a member of the  Board
                            of  Directors  of the Company  since  1996.
                            He  has been Chairman of the Board of  Bell
                            &  Howell  Company (information access  and
                            mail  processing systems)  since  1990  and
                            served  as  Chief  Executive  Officer  from
                            February  1990  to  March  1997   and    as
                            President  from February 1990  to  February
                            1995.   Mr.  White is also  a  director  of
                            Ivex    Packaging   Corporation   and    TJ
                            International, Inc.



Board of Directors and Committees

      During the Company's fiscal year ended June 30, 1997, its Board of Directors held nine meetings. The Board of Directors of the Company has an Audit Committee, a Compensation & Nominating
Committee and a Finance Committee.

      The Audit Committee, which met three times during the 1997 fiscal year, is comprised of Mr. Preston (Chairman), Dr. Cheney, and Messrs. Schwartz and White. Prior to the November 1996 annual meeting of the Board, the Committee was comprised of Mr. Shipley (Chairman), Ms. DeVita and Messrs. Preston and Schwartz. Its functions include recommending annually to the Board of Directors a firm of independent accountants to audit and review the Company's books and records and approving the scope of such firm's audit; reviewing the adequacy of the Company's internal controls and auditing procedures; reviewing the appropriateness of and effect of changes in the Company's accounting principles and auditing procedures; reviewing the Company's ethics policies and procedures; and reviewing, approving and recommending to the Board the Company's annual financial statements.

      The Compensation & Nominating Committee, which met five times during the last fiscal year, consists of Mr. Silas (Chairman), Dr. Cheney and Messrs. Schwartz and Shipley. During fiscal 1997, William G. Bowen, a former Director of the Company, was a member and Chairman of the Committee. Mr. Silas became Chairman of the Committee in August 1997 and Mr. Schwartz joined the Committee in October 1997. The Committee's functions include administering certain employee benefit plans; recommending the amount and form of any contribution to The Reader's Digest Employees Profit-Sharing Plan; reviewing the compensation levels and programs for officers and key personnel and determining incentive compensation for employees of the Company and its subsidiaries; and reviewing and recommending candidates and nominees for election to the Board of Directors.

      The Finance Committee, which met twice during the 1997 fiscal year, is comprised of Ms. DeVita (Chairman) and Messrs. Laird, Preston and Schwartz. Prior to the 1996 annual meeting of the Board, the Committee was comprised of Messrs. Silas (Chairman), Laird, Preston and Schwartz. The Finance Committee's functions include overseeing the financial affairs of the Company, such as the Company's investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans and budgets, foreign exchange management, tax planning and insurance coverage.

      All members of the Board attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period in the 1997 fiscal year that he or she was a Director and (2) the total number of meeting held by all committees of the Board on which he or she served during the period in the fiscal 1997 year that he or she served, except Mr. Shipley, who attended 73% of such meetings.

      Each Director who is not an officer or employee of the Company or of one of its subsidiaries receives an annual retainer of $32,000 each fiscal year for services as a Director. In addition, such Directors receive a fee of $1,000 for each Board or Committee meeting attended in person or by telephone ($1,500 for the Chairman of the Committee) and are reimbursed for their reasonable expenses of attending such meetings and otherwise in connection with their duties as Directors. Each such Director who serves for more than five years will, upon retirement from the Board, continue to receive annually compensation in the amount of the Director's retainer in effect at the time of retirement.

      As of October 1, 1996, the Directors' Phantom Stock Option Plan provides for the grant to each non-employee Director of 1,000 phantom stock options relating to the Company's Class A Nonvoting Common Stock annually on the date of the Company's Annual Meeting of Stockholders. Under the terms of the plan, the options are granted at the fair market value of the Class A Nonvoting Common Stock on the date of grant, have a term of 10 years and vest with respect to 25% of the total number of shares covered thereby on each successive anniversary of the date of grant. The options also vest when the Director ceases to be a member of the Board.

      Under the Deferred Compensation Plan for Non-Employee Directors of The Reader's Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their annual retainer for certain established deferral periods. Deferred annual retainers are credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee comprised of employee Directors. Payment of the deferred annual retainer will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years.
                    EQUITY SECURITY OWNERSHIP

Principal Stockholders

      The following table shows, based on information reported to the Company by or on behalf of such persons, the ownership, as of October 22, 1997, of the Company's voting securities by the only persons known to the Company to be the beneficial owners of more than five percent of the Class B Voting Common Stock, the only class of voting securities of the Company outstanding:

                                          Amount and
    Name and address of beneficial         nature        Percent of
     owner                               of beneficial      class
                                           ownership

     DeWitt Wallace-Reader's Digest       7,750,000           35.69%
     Fund, Inc.                           shares
     Two Park  Avenue                     (sole voting
     New York, NY  10016 (1)              and
                                          investment
                                          power)

     Lila Wallace-Reader's Digest Fund,   7,750,000           35.69%
     Inc.                                  shares
     Two Park Avenue                      (sole voting
     New York, NY  10016 (1)                and
                                          investment
                                          power)

     State Street Bank and Trust          1,716,057           7.90%
     Company,                              shares
     as trustee of The Reader's Digest    (shared voting
     Employees                                and
     Profit-Sharing Plan (2)               investment
                                             power)

___________
(1) As of October 22, 1997, the DeWitt Wallace-Reader's Digest Fund, Inc. also owned 6,117,240 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 13.04% of the total outstanding common stock of the Company. The Lila Wallace-Reader's Digest Fund, Inc. also owned 2,439,558 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 9.58% of the total outstanding common stock of the Company.

(2) State Street Bank and Trust Company ("State Street") is trustee of the Trust created by the Trust Agreement amended and restated as of July 1, 1992 between The Reader's Digest Association, Inc. and State Street, as trustee, relating to The Reader's Digest Employees Profit-Sharing Plan (the "Profit-Sharing Plan). According to the Schedule 13G filed by State Street in such capacity and received by the Company, State Street may be deemed to have shared voting and shared dispositive power over the shares listed, but has disclaimed beneficial ownership of all such shares.


      Each of the DeWitt Wallace-Reader's Digest Fund, Inc. and the Lila Wallace-Reader's Digest Fund, Inc. (collectively, the "Funds") has five members and a board consisting of five directors. Ms. DeVita and Messrs. Grune, Shipley and Silas, who are Directors of the Company, are also members and directors of each of the Funds.

      It has been the Company's objective since fiscal 1990 that the Company's employee benefit plans, including the Profit-Sharing Plan would hold up to 20% of the Class B Voting Common Stock, or approximately 4% of the equity in common stock of the Company, by the end of fiscal 1999. As of October 22, 1997, approximately 7.90% of the outstanding Class B Voting Common Stock is held by the Profit-Sharing Plan, which is the only employee benefit plan that holds such stock.

     In order to avoid the imposition of excise taxes, commencing in the year 2000 the Funds together may not own more than 50% of the voting stock or value of the Company. Accordingly, the Funds must reduce their aggregate holdings of Class B Voting Common Stock to 50% by the year 2000. The Funds presently own approximately 71% of the outstanding Class B Voting Common Stock. The Funds will be required to dispose of between 3-to-4.5 million shares of Class B Voting Common Stock by the year 2000 (depending on the amount of Class B Voting Common Stock outstanding, including the amount held by the Company's employee benefit plans), in order to avoid the imposition of excise taxes. No determination has been made at this time as to the manner in which, or the time during which, further reductions in ownership of Class B Voting Common Stock will be effected. The Funds intend to retain 50% of the Class B Voting Common Stock as long-term investors.

Directors, Nominees and Executive Officers

      The following table shows, as to the current Directors and nominees individually, the Named Executive Officers (as listed in the Summary Compensation Table) and the current Directors and executive officers of the Company as a group, the equity securities of the Company that were beneficially owned by them as of October 22, 1997 (except as otherwise noted below).

                                                 Shares of
                                              Class A Nonvoting
          Name of beneficial owner(1)(2)        Common Stock

           George V. Grune                       190,100(3)
           Melvin R. Laird                       5,000(4)
           Lynne V. Cheney                       1,180
           M. Christine DeVita                   1,000
           James E. Preston                      2,000
           Robert G. Schwartz                    5,000
           Walter V. Shipley                     3,000
           C.J. Silas                            1,000
           William J. White                      2,000
           Martin J. Pearson                     39,650 (5)
           James P. Schadt                       104,570 (5)
           Paul A. Soden                         19,788 (5)
           Stephen R. Wilson                     39,788 (5)
           All current Directors, nominees
           and executive                         383,726(3)(4)(5)
           officers as a group (17 persons)


(Footnotes on following page)

(Footnotes to table on preceding page)

______________
(1) "Beneficial ownership" has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934. Each Director, nominee or officer had sole voting and investment power over the shares shown, except as noted below. Each Director, nominee or Named Executive Officer individually, and the Directors and executive officers as a group, beneficially owned less than one percent of the total issued and outstanding shares of Class A Nonvoting Common Stock.

(2) Other than as indicated in footnote 5 below, no Director, nominee or officer holds any shares of Class B Voting Common Stock or any shares of preferred stock of the Company. Messrs. Grune, Shipley and Silas and Ms. DeVita are members and directors of the Funds, which together beneficially own 10.11% of the Class A Nonvoting Common Stock and 71.38% of the outstanding Class B Voting Common Stock. See "Principal Stockholders."

(3) Includes 25,000 shares owned by the Grune Family Foundation, as to which Mr. Grune disclaims beneficial ownership.

(4) Does not include 10,000 shares previously beneficially owned by Mr. Laird that have been placed in trusts for the benefit of Mr. Laird's grandchildren.

(5) Information is stated as of June 30, 1997 for Mr. Pearson, as of July 31, 1997 for Mr. Schadt and as of August 31, 1997 for Messrs. Soden and Wilson. See "Executive Compensation-- Recent Management Changes." Includes shares of Class A Nonvoting Common Stock underlying presently exercisable stock options as follows: Mr. Pearson, 39,650; Mr. Soden, 13,750; Mr. Wilson, 23,750; and all Directors, nominees and executive officers, 153,875. Does not include 37,002 shares of Class B Voting Common Stock over which members of the group have voting authority as a result of their participation in the Profit-Sharing Plan.



                     EXECUTIVE COMPENSATION


Recent Management Changes

     On August 11, 1997, George V. Grune replaced James P. Schadt as Chairman of the Board, Chief Executive Officer and a Director of the Company. On September 5, 1997, Stephen R. Wilson, Executive Vice President and Chief Financial Officer and Paul A. Soden, Senior Vice President, General Counsel and Secretary of the Company, left the Company. On June 30, 1997, Martin J. Pearson, President, Reader's Digest Europe and a Vice President of the Company, left the Company. See "Severance Arrangements," below.

Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended June 30, 1997, 1996 and 1995 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission regulations (collectively, the "Named Executive Officers").


                                          Annual Compensation                 Long-term    compensation
                                                                              Awards(1)                 Payouts   All
                                   Fiscal                                                                         Other
                                   Year                                       Restricted                          Compen-
                                   ended                                      Stock        Options/     LTIP      sation(2)
Name and Principal Position        June30 Salary    Bonus        Other        award        SARS #       Payouts
James P. Schadt                    1997   $850,000  $0(4)        $122,327(5)  (6)          0(7)         $0        $0
Chairman and Chief Executive       1996   $800,000  $588,327(4)  $101,440(5)               122,200(7)   $0        $3,500
Officer(3)                         1995   $740,866  $713,792(4)  $73,584(5)                0(7)         $457,452  $7,000

Stephen R. Wilson                  1997   $465,000  $0           $68,270(5)                0(7)         $0        $360,000(10)
Executive Vice President and Chief 1996   $435,000  $246,000                               46,300(7)    $0        $343,500(10)
Financial Officer(8)               1995   $114,423  $250,000                  $433,125(9)  90,000(7)    $0        $307,000(10)

Paul A. Soden                      1997   $365,000  $0                                     6,990(7)     $0        $0
Senior Vice President, General     1996   $323,000  $150,000                               25,100(7)    $0        $3,500
Counsel and Secretary(11)          1995   $127,212  $160,000                               50,000(7)    $43,958   $0

Martin J. Pearson                  1997   $364,000  $0                                     0(7)         $0        $0
President, Reader's Digest Europe  1996   $327,500  $155,000                               49,300(7)    $0        $3,500
and Vice President (12)            1995   $257,346  $200,000                               0(7)         $109,330  $7,000


Melvin R. Laird                    1997   $340,000  $0           $55,182(5)                0(7)         $0        $0
Vice President, and Senior         1996   $318,000  $72,000      $53,858(5)                12,200(7)    $0        $3,500
Counsellor                         1995   $320,538  $110,000                               0(7)         $64,090   $7,000

(1) All  awards are made  in  or  with
   respect to shares of Class A Nonvoting Common Stock.

(2) Represents amounts contributed  by
   the  Company  to  The Reader's Digest Employees Profit-Sharing
   Plan (the "Profit-Sharing Plan") for the accounts of the Named
   Executive Officers except Mr. Wilson (see footnote 10).

(3) Mr. Schadt served as President and
   Chief Executive Officer until August 1995, as Chairman, President and Chief Executive Officer thereafter until
   September 1995 and as Chairman and Chief Executive Officer thereafter until his resignation effective August 11, 1997. See "Severance Arrangements."

(4) Mr.  Schadt's 1996 and 1995 annual
   bonuses reflect the fact that a significant portion of his target annual bonus has been granted as performance-based restricted stock. In fiscal 1996, Mr. Schadt was awarded shares of performance-based restricted stock under the 1994 Key Employee Long Term Incentive Plan. 20% of the shares granted vested on September 15, 1995 and September 15, 1996, respectively, and an additional 20% will vest on each successive anniversary of that date, subject to the satisfaction of Company performance goals. Mr. Schadt's bonuses include $413,327 for 1996 and $478,792 for 1995, representing the value of shares of performance-based restricted stock that vested on September 15, 1996 and September 15, 1995, respectively, after certification of the attainment of the Company performance goal relating to fiscal 1996 and 1995. The value of the vested shares reported is based on the closing market price of the Class A Nonvoting Common Stock on the NYSE on those respective dates. Because of the failure to attain the Company performance goal relating to fiscal 1997, the related 10,269 shares of performance-based restricted stock were forfeited on September 15, 1997. See "Report of the Compensation & Nominating Committee."

(5) Includes for Mr. Schadt $65,621 in
   1997, $38,063 in 1996 and $31,073 in 1995 for personal use  of corporate transportation and related tax reimbursement. Includes for Mr. Wilson $61,803 for personal use of corporate transportation and related tax reimbursement. Includes for Mr. Laird $21,930 in 1997 and $23,871 in 1996 for insurance coverage.

(6) As of June 30, 1997, Mr. Schadt held an aggregate of 30,809 shares of restricted stock, valued at $922,344, based on the closing price of the Class A Nonvoting Common Stock on the NYSE on that date.

(7)The grants for 1994 represent options or SARs equivalent to five annual grants. Comparable grants were made to newly hired executive officers in subsequent years. Consistent with these multiple-year grants, no options or SARs were awarded to these individuals in 1995, 1996 or 1997 other than grants in connection with new employment and promotions and grants of recovery stock options. See "Stock Options and SARs Granted in Last Fiscal Year" and "Report of the Compensation & Nominating Committee."

(8)Mr.  Wilson,  who joined the Company in April 1995,  left  the
   Company   effective   September  5,  1997.    See   "Severance
   Arrangements."

(9)Represents 9,000 shares of restricted stock granted in connection with the commencement of Mr. Wilson's employment. 20% of the shares vest on each successive anniversary of the date of grant. Mr. Wilson receives dividends on such shares. The restricted stock shown in the table is valued at the closing market price of the Class A Nonvoting Common Stock on the NYSE on the date of grant. As of June 30, 1997, Mr. Wilson held an aggregate of 5,400 shares of restricted stock, valued at $161,663, based on the closing price of the Class A Nonvoting Common Stock on the NYSE on that date. See "Severance Arrangements."

(10) Includes  $360,000,  $340,000  and
   $300,000 for 1997, 1996 and 1995, respectively, paid in lieu of a long term incentive payment. Also includes $7,000 for 1995 paid in lieu of a contribution to the Profit-Sharing Plan and $3,500 for 1996 contributed to the Profit-Sharing Plan for the account of Mr. Wilson.

(11)  Mr.  Soden, who joined the Company
   in  February  1995,  left the Company effective  September  5,
   1997.  See "Severance Arrangements."

(12) Mr. Pearson was President, Reader's
   Digest Pacific prior to September 1995.  Mr. Pearson left  the
   Company    effective   June   30,   1997.    See    "Severance
   Arrangements."

Stock Options and SARs Granted in Last Fiscal Year

      The following table sets forth information concerning stock options and stock appreciation rights granted during the fiscal year ended June 30, 1997 to the Named Executive Officers.



                                                                 Potential realizable
                              Individual grants                  value at assumed annual
                                 Percent                         rates of stock price
                                 of total                        appreciation for options/SAR term(2)
                                 options/  Exercise
                     Options/    SARs      or base
                     SARs        granted    price     Expira-
                     granted     to em-     ($/sh)    tion
       Name         (#)(1)       ployees              date     0%    5%(3)           10%(4)
                                 in
                                 fiscal
                                  year

Paul A. Soden       990          0.05%       47.31   9/7/05          $25,819         $63,598
                    6,000(5)     0.35%       41.31   8/8/05          $155,887        $395,049

All Common          --           --          --      --              $2,762,093,775  $6,999,687,930(6)
Stockholders

(1) All  options and SARs are  granted
   with respect to Class A Nonvoting Common Stock. Except as noted in footnote 5 below, the options granted are recovery stock options. Up to 50% of these options become exercisable at the end of the 1996-1998 and 1997-1999 performance periods only if the applicable performance goals relating to corporate earnings growth are met; the balance of the options becomes exercisable in 2004. See "Report of the Compensation & Nominating Committee."

(2) The values shown are based on  the
   assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Class A Nonvoting Common Stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option or SAR will be measured by the difference between the price of the Class A Nonvoting Common Stock and the exercise price on the date the option or SAR is exercised.

(3)  For  the  values  stated  in  this
   column  to  be  realized, the price of the Class  A  Nonvoting
   Common  Stock would have to appreciate from $41.31  to  $67.29 during  the  10-year  option term and from  $47.31  to  $73.39 during the nine-year option/SAR term.

(4) For  the  values  stated  in  this
   column  to  be  realized, the price of the Class  A  Nonvoting
   Common  Stock would have to appreciate from $41.31 to  $107.15 during  the  10-year option term and from  $47.31  to  $111.55 during the nine-year option/SAR term.

(5) The  options consist of awards  of
   three-year options granted in connection with a promotion. The options become exercisable as to 8.33%, 25% and 100% on the first three respective anniversaries of the grant date. These awards supplement four-year options previously granted to Mr. Soden.

(6)  For "All Common Stockholders," the
   potential realizable values have been calculated on the basis of the same price ($41.31) at which stock options and SARs were granted to the Named Executive Officers and on the basis of the total number of shares of Class A Nonvoting Common Stock and Class B Voting Common Stock outstanding on June 30, 1997. An increase in the price of the Class A Nonvoting Common Stock will benefit all holders of such stock and all option holders commensurately.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
Year-End Option/SAR Values

The following table sets forth information concerning stock options and SARs exercised during the fiscal year ended June 30, 1997 and the fiscal year-end value of unexercised options and SARs for the Named Executive Officers.

                                       Number of           Value of
                                       unexercised         unexercised in-the-
                                       options/SARs at     money options/SARs
                                       fiscal year end      at fiscal year end
                                                Un-                    Un-
                    Shares             Exer-    exer-         Exer-    exer-
                  acquired on  Value   cise-    cise-         cise-    cise-
                    exercise  realized  able     able         able     able
James P. Schadt         --      --     113,000   269,200      $0       $0

Stephen R. Wilson       --      --     23,750    112,550      $0       $0

Paul A. Soden           --      --     13,750    67,840       $0       $0

Martin J. Pearson       --      --     39,650    87,050       $65,040  $0

Melvin R. Laird                        45,000    47,200       $0       $0

Long-Term Incentive Plans - Awards in Last Fiscal Year

The following table sets forth information concerning long-term incentive plan ("LTIP") awards during the fiscal year ended
June 30, 1997 to each of the Named Executive Officers.


                                  Performance
                  Number of       or other
                  shares,         period until Estimated future payouts under
                   units           maturation     non-stock price-based plans
                  or other            or       Thresh-   Target(2)   Maximum(2)
Name              rights(1)         payout     old(2)
James P. Schadt      1,028,000      7/1/96 -   $257,000  $1,028,000   $1,542,000
                                    6/30/99

Stephen R. Wilson    374,000        7/1/96 -   $93,500   $374,000     $561,000
                                    6/30/99

Paul A. Soden        250,000        7/1/96 -   $62,500   $250,000     $375,000
                                    6/30/99

Martin J. Pearson    305,000        7/1/96 -   $76,250   $305,000     $457,500
                                    6/30/99

Melvin R. Laird      98,000         7/1/96 -   $24,500   $98,000      $147,000
                                    6/30/99


(Footnotes on following page)
(Footnotes to table on preceding page)

(1) Each unit entitles the participant to one dollar at the end of the performance cycle, if performance target is met. Payment of performance units may be made, as determined by the Compensation & Nominating Committee, in any combination of cash and shares of Class A Nonvoting Common Stock valued at their fair market value on the date of payment.

(2) Threshold, target and maximum amounts are based on the Company's earnings during the performance period.


Retirement Plans

      The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under The Reader's Digest Association, Inc. Retirement Plan (the "Qualified Retirement Plan") based on the retirement formula effective July 1, 1992. Amounts calculated under the retirement formula which exceed the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be paid under the Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (the "Excess Benefit Plan") from the Company's assets and are included in the amounts shown below.

   Highest           Estimated Annual Retirement Benefit for
 Consecutive        Representative Years of Credited Service
 Three Year
 Average
 Compensation           15       20        25       30         35
 $ 300,000           91,722    122,296   152,870  183,444    214,018
 $  400,000         123,008    164,010   205,013  246,016    287,018
 $  500,000         154,294    205,725   257,156  308,587    360,018
 $  600,000         185,579    247,439   309,299  371,159    433,018
 $  700,000         216,865    289,153   361,442  433,730    506,018
 $  800,000         248,151    330,868   413,585  496,301    579,018
 $  900,000         279,436    372,582   465,727  558,873    652,018
 $1,000,000         310,722    414,296   517,870  621,444    725,018


      Compensation  covered by the Qualified Retirement  Plan  is based  on salary.  At June 30, 1997, the Named Executive Officers were  credited with approximately the following years of  service under  the Qualified Retirement Plan: Mr. Schadt, 6; Mr.  Wilson,
2; Mr. Soden, 2; Mr. Pearson, 24; and Mr. Laird, 23.  The amounts shown  in  the  table  reflect  the  effect  of  social  security integration.  The estimated amounts in the table are based on the assumption that payments under the Qualified Retirement Plan  and the  Excess Benefit Plan will commence upon retirement at age 65, that  the  Qualified Retirement Plan and the Excess Benefit  Plan
will  continue  in force in their present form and that  benefits
will  be  paid  in  the form of a single life  annuity.   Messrs.
Schadt, Wilson, Soden and Pearson are no longer employed  by  the
Company.  See "Severance Arrangements."

      Effective  July 1, 1992, the Company adopted  The  Reader's
Digest  Executive Retirement Plan (the "1992 Executive Retirement
Plan").   Benefits under the 1992 Executive Retirement  Plan  are
based  on compensation (consisting of salary and bonus) and years of  service.  Benefits are reduced by benefits payable under  the
Qualified Retirement Plan, the Excess Benefit Retirement Plan and
certain  other Company-provided retirement benefits.  Because  of the  nature  of  the  interdependency among  the  1992  Executive
Retirement  Plan, the Qualified Retirement Plan  and  the  Excess
Benefit  Plan,  it is not possible to present estimated  benefits under  the  1992  Executive Retirement Plan  in  tabular  format.
Benefits payable under the 1992 Executive Retirement Plan,  after the  reductions  for  benefits payable  under  other  plans,  are currently estimated at $138,634 for Mr. Wilson, $112,815 for  Mr.
Soden, $42,597 for Mr. Pearson; and $56,092 for Mr. Laird.  These
amounts  are based on the assumption that payment under the  1992
Executive  Retirement Plan will commence upon retirement  at  Mr.
Laird's  current age of 75 (because he is currently eligible  for
retirement),  that  the  1992  Executive  Retirement  Plan   will
continue in force in its present form and that benefits  will  be
paid  in  the  form  of  a  single life  annuity.   Mr.  Schadt's
retirement   benefits  are  discussed  below   under   "Severance
Arrangements."

      The  Company is a party to supplemental retirement  benefit agreements  with certain key employees, including Messrs.  Schadt and Pearson, pursuant to which they may defer currently a certain amount  of their income to fund supplemental retirement benefits.
The   Company  has  agreed  to  pay  death  benefits  under  such agreements  regardless  of  whether the  supplemental  retirement benefits have yet been fully funded by the employees.

Severance Arrangements

      Under The Reader's Digest Association, Inc. Severance Plan for Senior Management (the "Severance Plan"), senior officers and key executives of the Company, including the Named Executive
Officers, whose employment is terminated by the Company other than for "cause" (as defined in the Severance Plan) or for reasons of death, disability or sale by the Company of the division which employs the employee (provided a comparable position is offered to the employee by the new owner), will be entitled to receive severance payments computed at a rate of one month of base annual salary at the time of termination for each year of service, but in any event, no less than 12 and no more than 24 months' pay. A participant will also be entitled to receive certain additional benefits, including a supplemental payment in an amount equal to the difference between the participant's monthly retirement benefits under the Qualified
Retirement  Plan, the Excess Benefit Plan and the 1992  Executive
Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of severance payments made under the Severance Plan. In addition, a participant will be entitled to receive credited service equal to the severance period for purposes of certain welfare benefits.

      The  Company  has entered into termination agreements  with
Messrs.  Schadt, Wilson, Soden and Pearson and certain other  key employees  of the Company each of which provides generally  that, if  the  employee's employment is terminated by the employee  for
"good reason" or by the Company except for "cause" (as such terms are  defined in the agreement), the employee will be entitled  to receive for a severance period of two years from termination  (1)
bi-weekly  severance  payments at  the  rate  of  the  employee's highest  annual base salary within 12 months plus the  higher  of the highest annual bonus within three years of termination or the current  annual  bonus  target and  (2)  benefits  equivalent  to continued  participation  in  the  Profit-Sharing  Plan  and  all welfare employee benefit plans.  Each agreement also provides for the  inclusion of the severance period for purposes  of  credited service  and age under the Qualified Retirement Plan, the  Excess
Benefit  Retirement Plan and the 1992 Executive  Retirement  Plan
and for the continued vesting of stock option, stock appreciation rights,  restricted  stock, performance units  and  other  awards
under   the  Company's  long-term  incentive  plans  during   the
severance   period,   exercisability   of   options   and   stock
appreciation  rights  thereafter consistent with  termination  by mutual  agreement  or retirement, and prorated  performance  unit payments  (to  the  extent performance goals are  met)  based  on service  through the end of the severance period.  Benefits  paid under  the Severance Plan and under the Income Continuation  Plan discussed  below will be credited against benefits payable  under each agreement.

      In  connection  with  the September 5,  1997  departure  of
Messrs. Wilson and Soden and the June 30, 1997 departure  of  Mr.
Pearson,  each  is entitled to receive benefits pursuant  to  the above-referenced  agreement between him and the Company,  subject to  receipt  of Company-provided releases.  A separate  agreement was entered into between the Company and Mr. Pearson as of August
1,  1997  that  provides for additional benefits.   The  benefits
under those agreements include bi-weekly severance payments  over a  two-year period totaling $1,452,000 for Mr. Wilson, $1,098,000 for Mr. Soden and $1,188,000 for Mr. Pearson.

      In addition, the Company entered into an agreement with Mr.
Schadt  on  June 18, 1997 providing for an employment term  until
September 30, 2000 at an annual base salary at least equal to Mr.
Schadt's  then  current  annual base salary  and  continuance  of
participation  in  the  Company's  employee  benefit  plans   and
programs  on  at least substantially the same basis as  his  then current  participation.  Further, the severance  period  for  Mr.
Schadt  under the previously described termination agreement  was to continue until September 30, 2000.

      In connection with Mr. Schadt's retirement as the Company's
Chairman of the Board and  Chief Executive Officer on August  11,
1997, he entered into additional agreements with the Company that provide  him  with those rights and benefits that he  would  have been  entitled  to  under the terms of the  original  termination agreement, as amended by the June 18, 1997 agreement, as well  as certain additional benefits.  The rights and benefits include (i)
monthly  payments totaling $1,563,792 per year  from  August  11,
1997 through September 30, 2000; (ii) continued participation  in the  Company's  healthcare program, reimbursement  account  plan, long-term  disability  plan  and  life  insurance  program  until
September  30, 2000; (iii) a 100 percent joint and survivor  life annuity  with  his spouse commencing at age 62 in the  amount  of
$300,000  per  year,  inclusive of benefits under  the  Qualified
Retirement  Plan  and  Excess Benefit Plan,  and  a  supplemental retirement benefit of $53,442 per year for 15 years commencing at age  65; (iv) cash payments equal to amounts that would have been contributed had he been a participant in the Profit-Sharing  Plan during  the  severance period; (iv) continued vesting of  210,000 stock  appreciation rights and continued vesting of 122,200 stock options,  subject  to achieving certain performance  goals,  with exercisability of all vested outstanding options for three  years following  September  30,  2000;  (vi)  amounts  specified  under performance units for three-year periods ended June 30, 1998  and
June  30, 1999, but only to the extent the performance goals  are met; and (vii) continued vesting of 20,540 shares of performance-
based  restricted stock, but only to the extent  the  performance goals are met.  In addition, stock options, performance units and performance-based restricted stock described in items  (v),  (vi)
and  (vii) vest upon a change of control in accordance  with  the terms of the grants.  The agreements also provide Mr. Schadt with reimbursement  of  certain expenses equal to $100,000,  paintings with a value up to $10,000, matching charitable contributions  of
$60,000  and reasonable legal fees.  The agreements also  contain certain other provision regarding non-competition, non-disclosure of proprietary information and prohibition of performance of acts
detrimental  to  the  Company,  its  senior  management  or   its
products.


Income Continuation Plan

       Under   The  Reader's  Digest  Association,  Inc.   Income
Continuation Plan for Senior Management (the "Income Continuation
Plan"),  each  of  certain  officers and  key  employees  of  the
Company, including the Named Executive Officers, whose employment is  terminated  involuntarily (other than for cause,  disability, retirement  or  death)  within 24 months following  a  change  in control  of the Company, or who terminates employment  within  90 days  following  constructive termination and  within  24  months following a change in control of the Company, will be entitled to receive  a  payment of three full years' base  annual  salary  in
effect   immediately  prior  to  termination   or,   if   higher,
immediately prior to the change in control.  Any benefits payable under  the  Income  Continuation Plan  will  be  reduced  by  any payments made under the Severance Plan and any monthly retirement
benefit  actually  paid under the Qualified Retirement  Plan.   A
participant will also be entitled to certain additional benefits, including a supplemental payment equal to the difference  between the participant's monthly retirement benefits under the Qualified
Retirement  Plan, the Excess Benefit Plan and the 1992  Executive
Retirement  Plan and the amounts that would have been payable  if the  participant's credited service under such plans had included the  number  of  months  of  benefit payments  under  the  Income
Continuation  Plan  (reduced by any months of benefit  under  the
Severance  Plan).  In addition, the participant will be  entitled to receive a lump-sum payment equal to three times the average of the  three  highest  of the five preceding  annual  cash  bonuses
awarded   to   the  participant.   Benefits  under   the   Income
Continuation  Plan  will be reduced to the  extent  necessary  to prevent  any  portion  of  such benefits  from  being  considered
"excess  parachute payments" under Section 280G of  the  Internal
Revenue  Code, when considered alone or in combination  with  any payments  otherwise payable to the participant upon a  change  in control.

     Stock options, SARs, performance units, restricted stock and other  awards  under  The Reader's Digest Association,  Inc.  Key
Employee   Long  Term  Incentive  Plans  also  generally   become
immediately vested upon a change in control.


Miscellaneous

      In  connection with Mr. Pearson's relocation to the  United
States, the Company guaranteed a bank residential financing loan to Mr. Pearson in the amount of $304,000, which was outstanding during fiscal 1997.


        REPORT OF THE COMPENSATION & NOMINATING COMMITTEE


Executive Compensation Philosophy

      The Company's executive compensation program is designed to offer  market  competitive compensation opportunities  which  are
tied  to  individual,  financial  and  stock  performance.    The
purposes of the program are to:

     Continue to retain and attract high caliber executive talent critical to the success of the Company.

      Direct executive attention on performance measures that are important to stockholders.

      Reward executives for performance improvement in financial measures which lead to increases in the return to stockholders.

      Promote stock ownership to foster commonality of interests between executives and stockholders.

      The  Company's  executive  compensation  philosophy  is  to provide compensation at levels competitive with those provided in the  markets in which the Company competes for business  and  for
executive  resources.   The Company is  committed  to  placing  a
majority  of total compensation at risk by linking incentives  to stock  performance  and  to the achievement  of  operational  and strategic  goals  including earnings per share growth,  operating profit  growth  and  customer growth.  In addition,  the  program
attempts   to   recognize   and  reward  exceptional   individual
contributions.

      The Company's incentive compensation programs for executive officers  are  designed to reward participants on  the  basis  of individual and corporate performance that benefit the Company and its  stockholders.  The Committee believes that it  is  desirable for  executive  compensation to be deductible for federal  income tax purposes, but only to the extent that achieving deductibility
is   practicable,   consistent   with   the   Company's   overall
compensation objectives, and in the best interests of the Company
and   its  stockholders.   Accordingly,  although  the  Committee
retains  discretion to provide compensation programs intended  to achieve  corporate  goals regardless of  tax  deductibility,  the
Committee may from time to time take appropriate action  intended
to   qualify   compensation  as  "performance  based"   for   tax
deductibility  as  within the meaning of Section  162(m)  of  the
Internal   Revenue   Code  or  action   that   results   in   the
disqualification of compensation.


Compensation Components

      The executive compensation program for fiscal 1997 consists of three elements: base salary, annual incentive bonus and long-term incentive compensation. The Company annually reports to the Compensation & Nominating Committee (the "Committee") on the competitiveness of the level and structure of total annual executive compensation, specifically, as it compares to that of a selected group of peer companies with which the Company competes for business and for executive talent. These peer companies include but are not limited to those media and publishing companies reflected in the performance graph appearing elsewhere in this Proxy Statement, and in addition, selected consumer product and direct marketing companies. The Company regularly receives advice from an independent compensation consultant in structuring compensation plans and setting compensation levels.
Periodically, the Committee meets with an outside consultant to assess the competitiveness of the executive compensation program and its effectiveness in linking pay to total stockholder return.

      Base  salaries  are  targeted at  the  50th  percentile  of competitive market data.  Salary opportunities are set by  annual comparison  to  external  rates of pay for  comparable  positions within  competitive companies.  Annually, the  Committee  reviews and approves individual salary adjustments for corporate officers and  senior  group executives earning $200,000 or more  based  on individual performance, and changes in responsibility, as well as general  movement in external salary levels.  Decisions regarding salary  adjustments for executive officers and senior  management are  consistent with the salary increase guidelines in effect for all employees, which are established each year by the Company and
which   are   consistent  with  competitive   salary   management
practices.

      In fiscal 1997, the Committee approved salary increases for executive officers which were in accordance with the Company's fiscal 1997 salary increase guidelines established for all employees.

       Annual  incentive  bonus  targets  are  set  at  the  50th
percentile  of  competitive practice of peer  companies.   Annual
bonus targets vary by position and level of responsibility.   The
purpose  of  these awards is to deliver competitive  compensation for the attainment of Company financial objectives and individual performance  goals,  which  the Committee  believes  are  primary determinants of share price over time. The Committee  establishes an  annual  incentive  pool equal to the sum  of  all  individual target  awards.  The amount available for the purpose of  funding the  incentive  pool  is determined after  consideration  of  the annual  performance of the Company and individual business  units measured against the operating profit goal (on a currency neutral basis)  and the customer growth goal established by the Committee at  the  start of the fiscal year.  If the Company and individual business  units  achieve or exceed the goals, the incentive  pool increases up to 130% of the sum of the individual target  awards.
If Company and individual business unit performance falls below a performance threshold, no pool of funds is available for  awards.
Once  the  overall  pool  is determined,  individual  awards  are decided  based  upon  a review of individual performance  against annual  goals which include financial, operational and  strategic management  objectives.  Individual awards may range  from  0%  -
150%  of  targeted levels and are made in the sole discretion  of the Committee.  After reviewing the Company's overall performance
against   goals  established  for  fiscal  1997,  the   Committee
determined that Company performance was below appropriate  levels to  support  payment  of  annual incentive  awards  to  executive officers.

     Long-term incentive compensation consists of an annual grant of  stock  options or stock appreciation rights, and  performance units which are typically based on earnings-per-share growth over a three-year performance cycle.  The amounts of individual grants are based on position and level of responsibility.  Participation in the long-term incentive program is limited to those executives who  are  responsible for implementing operational plans designed to  achieve  the  Company's  long-term  strategic  objectives  as approved by the Board of Directors.  Guidelines for annual grants are  set  by  regular  comparison to general  industry  long-term incentive  competitive practices.  The purpose of  the  long-term incentive  component  is  to tie compensation  to  the  long-term financial  performance of the Company and to align the  long-term interests  of executives with those of stockholders by  providing executives with an equity interest in the Company.  The long-term
incentive   compensation  program  is  designed  to  deliver   to
executives  the  majority  of long-term incentive  through  stock options  or  stock appreciation rights in order to closely  align
the   executive's  interests  with  stockholder  interests.   The
combination  of  stock options or stock appreciation  rights  and performance  units  is  designed to deliver  long-term  incentive
compensation   approximately  equal  to  the   median   long-term
incentive  compensation  levels  at  peer  companies,   with   an
opportunity  to  earn  above market long-term  compensation  when superior financial performance is achieved.

      Stock option and stock appreciation rights grant guidelines were  established  in 1990 at the time of the  Company's  initial public offering, and were based on a review of competitive  long-
term  incentive  values and were recommended  by  an  independent compensation  consultant.  The number of stock options  or  stock appreciation rights awarded to executives varies by position  and level  of  responsibility.  Neither the number nor the  value  of stock  options or stock appreciation rights held by an  executive is considered when determining individual awards.  The guidelines for  grants  to  executive officers are reviewed annually  by  an independent compensation consultant. In fiscal 1997, following  a
competitive   review   by  the  Company's  outside   compensation
consultants,  eligibility criteria for stock  option  grants  was extended  to  include  middle  level  managerial  positions,  and adjustments  were  made to the annual grant guidelines  for  some levels in order for the Company to continue to maintain its long-
term  competitive position.  Additionally, in an effort  to  more closely link compensation and performance, stock options are  now awarded based on individual performance.

      Three years ago, executive officers received the equivalent of  five  annual  stock option/stock appreciation rights  grants,
intended to replace annual grants for a five-year period.   Since
then,  individuals who were hired as or promoted to the level  of executive  officer  were awarded first-time or incremental  four-
year  or  three-year stock option grants, in lieu  of  subsequent annual  grants.  These subsequent multi-year grants to new  hires and recently promoted executives are designed to conclude vesting concurrently with the special five-year grant awarded  two  years
ago.   The fiscal 1997 stock option or stock appreciation  rights grant guidelines for executive officers continue to be consistent with the fixed share grant guidelines established in 1991.

      The performance unit program generally pays cash awards  at the  end  of  three-year performance cycles,  with  a  new  cycle beginning each year.  Performance targets are based on cumulative
earnings-per-share  growth  (determined  before  the  effect   of
accounting  changes and special or extraordinary charges).   Cash
awards range from 0% - 150% of individual target awards, and  are based  on earnings-per-share growth (determined before the effect of  accounting  changes  and  special or  extraordinary  charges)
relative to the growth goal established by the Committee  at  the
start   of   the  cycle.   If  cumulative  growth  is   below   a
predetermined  performance threshold,  then no awards  are  paid.
If  the  targeted  growth is achieved, then 100%  of  the  target awards  are paid.  Depending upon the extent to which performance exceeds goal, up to 150% of the target awards may be paid.

      The Committee recognized that the Company had commenced  in fiscal  1995 a period of strategically restaging the Company  for sustainable  long-term growth and that this  strategic  restaging
was  expected to continue throughout fiscal 1996 and  1997.   The
Committee  determined  that the financial  performance  projected during  the restaging would result in no performance unit  awards being  earned  for  the three-year performance cycles  ending  in
fiscal  1996  and  1997  under  the  long-term  incentive   plan.
Accordingly,  in  order to retain and motivate senior  executives during the restaging period, the Committee approved the award  of recovery  stock options that were intended to replace  the  long-
term  incentive  opportunity that was foregone in  the  restaging decision.  The options were granted at full market value and will
not   vest  until  2004  unless  the  financial  goals  for   the
performance unit plan cycles ending in fiscal 1998 and  1999  are met,  thereby resulting in early vesting of part or  all  of  the
options.   Those  options are intended to provide  incentives  to
accomplish the goals of the restaging of the Company and link the value of the incentive directly to the enhancement of shareholder value through stock price appreciation.


      During  fiscal 1997, the Committee reviewed  the  financial projections  associated with the restaging  and  re-examined  the performance targets for the long-term incentive cycle ending with fiscal 1998, which determine the earning of performance units for that  cycle and the potential early vesting of up to one-half  of
the  recovery  stock  option grant.   To  maintain  some  of  the
intended incentive value under the existing programs and  conform the  performance  standards  to the  strategic  goals  determined during  the  early stages of the implementation of the  Company's growth  strategy, the Committee approved restating the applicable performance targets.  Additionally, the Committee established the performance targets for the three-year performance period  ending fiscal  1999 applicable to the earning of performance  units  and the  potential  vesting of the remainder of  the  recovery  stock option grant.

      For fiscal 1997, executives officers were able to elect  to
defer  receipt  of  20-100%  of  annual  incentive  bonuses   and
performance unit payments either until January 1 of a  designated year not later than attainment of age 50 or until January 1 after the  year  of  retirement  or  other termination  of  employment.
Deferred  amounts  earn quarterly interest  at  the  prime  rate, compounded annually.



Fiscal 1997 Chief Executive Officer Compensation

     The compensation of the Company's Chief Executive Officer is based on the same factors as compensation for other executive officers. In setting the Chief Executive Officer's target annual compensation, the Committee seeks to be competitive with chief executive officer compensation in peer companies, and to place at least 60% of the Chief Executive Officer's compensation at risk by linking pay to the achievement of the Company's annual and long-term financial and operating goals and the performance of the Company's Class A Nonvoting Common Stock.

      Mr. Schadt served as Chief Executive Officer of the Company during fiscal 1997 and until his resignation on August 11,  1997.
See   "Executive   Compensation--Severance  Arrangements."    Mr.
Schadt's compensation during fiscal 1997 is described below.

      The  Committee approved an annual salary increase  for  Mr.
Schadt  which  took  effect  in  July  1996.   The  increase  was
consistent  with the Company's annual salary increase guidelines, and  the  new salary was competitive with salaries paid to  chief executive officers within the Company's competitive peer group.

       The  Company  believes  in  and  promotes  employee  stock
ownership   through   a   number  of  savings,   investment   and
compensation  programs currently in place including  the  Profit-
Sharing  Plan,  the Employee Stock Purchase Plan  and  the  stock
option  program.   Within  the  spirit  of  the  Company's  stock
ownership  philosophy,  the Company determined  that  Mr.  Schadt would  receive  part of his annual bonus target, previously  paid entirely  in  cash,  in the form of performance-based  restricted stock.  In September 1995, Mr. Schadt received a grant, under the
1994  Key Employee Long Term Incentive Plan, of 51,347 shares  of
performance-based   restricted   stock,   which   represented   a
significant portion of the succeeding five years' worth of annual bonus  targets divided by the fair market value of  the  Class  A
Nonvoting Common Stock on the date of grant.  Under the terms  of the  performance-based restricted stock, 20% of these shares vest on September 15 of each year beginning in 1995, contingent on the
Company's  achieving the pre-established performance goal,  which is  consistent with the performance criteria used for funding the
Company's  annual  bonus pool.  The Committee  will  certify  the attainment of the performance threshold after each fiscal year as a  condition to  the annual vesting of shares.  In the event  the
Company  does not achieve the threshold, the shares due  to  vest will be entirely forfeited.

      After the end of fiscal 1997, the Committee reviewed the performance of the Company and determined that the performance goal for purposes of vesting Mr. Schadt's performance-based restricted stock was not met. Consequently, the 10,269 shares of performance-based restricted stock due to vest on September 15, 1997 were forfeited.

                                The Compensation & Nominating
                                Committee:

                                C.J. Silas, Chairman
                                Lynne V. Cheney
                                Walter V. Shipley


                        PERFORMANCE GRAPH


        The   following  graph  compares  the  total  return   to
stockholders (stock price plus reinvested dividends)  on  a  $100 investment  in  each  of the following:  the  Company's  Class  A
Nonvoting Common Stock, the S&P 500 Stock Index and the Dow Jones
Media-Publishing Group Index from June 30, 1992 through June  30,
1997.


             Comparison of Cumulative Total Return:
              The Reader's Digest Association, Inc.
        vs. S&P 500 and Dow Jones Media-Publishing Group


                     June 30, June 30,  June 30,  June 30,  June 30,  June 30,
                     1992     1993      1994      1995      1996      1997

The Reader's Digest  100.00   93.15     94.72     104.40    104.41    74.58
Association, Inc.

Dow Jones Media-     100.00   103.66    108.35    123.65    155.74    198.00
Publishing Group

S&P 500              100.00   113.61    115.18    145.16    182.87    246.30


 PROPOSAL NO. 2--APPROVAL OF AMENDMENT OF THE 1994 KEY EMPLOYEE
    LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
                      AVAILABLE FOR AWARDS


     In October 1997, the Compensation & Nominating Committee and
the  Board  of  Directors  approved  the  amendment,  subject  to stockholder  approval, of the 1994 Long Term  Incentive  Plan  to increase  the number of shares of Class A Nonvoting Common  Stock
available  for  stock-based  awards  from  6,000,000  shares   to
10,800,000, since only 278,700 shares currently remain  available for  awards prior to this amendment.  The purpose of the  amended
1994  Long Term Incentive Plan is to enable the Company to  offer key  employees  of  the  Company and its designated  subsidiaries performance-based  stock  and cash incentives  and  other  equity interests  in  the  Company and other incentive  awards,  thereby attracting,  retaining  and rewarding  such  key  employees,  and strengthening  the mutuality of interests between  key  employees and the Company's stockholders.  This proposal is being submitted to stockholders by the Board of Directors of the Company.

Types of Awards

      Awards  under  the  amended 1994 Long Term  Incentive  Plan
("Awards")  may consist of Stock Options (which may be  Incentive
Stock Options or Non-Qualified Stock Options), Stock Appreciation
Rights  (which  may be Tandem Stock Appreciation Rights  or  Non-
Tandem  Stock Appreciation Rights), Restricted Stock, Performance
Shares,  Performance  Units  and Other  Stock-Based  Awards.   No
Awards  may  be  made under the amended 1994 Long Term  Incentive
Plan after February 11, 2004.

Administration; Amendment and Termination

      The  amended  1994 Long Term Incentive Plan is administered and  interpreted by a committee of the Company's  Directors  (the
"Committee"), currently comprised of the members of the Company's
Compensation  &  Nominating  Committee.   The  Committee's  broad
powers include authority, within the limitations provided in  the amended  1994  Long Term Incentive Plan, to select  the  eligible employees  to receive Awards, to determine the type,  amount  and terms and conditions of Awards and to construe and interpret  and correct  defects, omissions and inconsistencies  in  the  amended
1994 Long Term Incentive Plan and agreements relating thereto.

     The Board of Directors may at any time and from time to time amend, suspend or terminate the amended 1994 Long Term Incentive
Plan in whole or in part, provided, however, that, unless required by law, no amendment may impair the rights of a participant with respect to outstanding Awards without the participant's consent. Moreover, without the approval of the stockholders, no amendment may be made that would (i) increase the aggregate number of shares of Class A Nonvoting Common Stock that may be issued, (ii) change the definition of eligible employees, (iii) decrease the option price of any Stock Option to less than 100% of the fair market value on the date of grant for an Incentive Stock Option or to less than 85% of the fair market value on the date of grant for a Non-Qualified Stock Option, or
(iv) extend the maximum option period under the amended 1994 Long
Term Incentive Plan.

Eligibility

     Key employees of the Company and its designated subsidiaries as determined by the Committee, including the Company's executive officers,  are  eligible to be granted Awards under  the  amended
1994  Long  Term Incentive Plan.  Currently, approximately  1,076 employees  are eligible to receive Awards under the amended  1994
Long Term Incentive Plan.

Shares Reserved

      The maximum number of shares that may be issued under the amended 1994 Long Term Incentive Plan, as amended, or with respect to which Non-Tandem Stock Appreciation Rights may be granted is 10,800,000 shares of the Company's Class A Nonvoting
Common Stock, of which 5,436,753 shares have been issued and 224,200 shares are subject to Non-Tandem Stock Appreciation
Rights as of October 22, 1997. Unexercised Options (except those that relate to another Right or Award under the amended 1994 Long
Term Incentive Plan that is exercised) that expire, terminate or are canceled, or are settled other than in Class A Nonvoting
Common Stock, become again available for Awards under the amended
1994 Long Term Incentive Plan.

      The  number  and kind of shares to which Awards  under  the amended  1994  Long Term Incentive Plan, and the  purchase  price thereof,  are subject to appropriate adjustment in the  event  of certain  changes  in the capital stock of the Company,  including stock  dividends  and splits, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges  of
shares,   and   certain   distributions,  reclassifications   and
warrants, options and rights offerings.

Stock Options

      Stock  Options  may be Incentive Stock Options,  which  are intended  to  qualify under Section 422 of the  Internal  Revenue
Code,  or Non-Qualified Stock Options, which are not intended  to so  qualify.  The exercise price of an Incentive Stock Option may not  be  less than 100% of the Fair Market Value of the  Class  A
Nonvoting  Common Stock at grant and its term may not  exceed  10 years  from  the  date of grant.  The exercise price  of  a  Non-
Qualified  Stock  Option may not be less than  85%  of  the  Fair
Market  Value at grant and its term may not exceed 10  years  and one  day  from  the  date  of grant.  The  Company  intends  that compensation attributable to Stock Options with an exercise price no  less  than  100% of the Fair Market Value of  the  underlying stock  on  the date of grant will not be subject to the deduction
limitation of Section 162(m) of the Internal Revenue  Code.   See
"U.S.  Federal Income Tax Consequences."  So long as the Class  A
Nonvoting  Common  Stock remains listed on  the  New  York  Stock
Exchange,  "Fair Market Value" is the mean between the  high  and low sales prices on the New York Stock Exchange on the applicable date.  The closing price of the Class A Nonvoting Common Stock on the  New  York Stock Exchange (Composite Transactions) on October
22,  1997  was  $26.75.  Unless determined by  the  Committee  at grant,  no  Stock  Option may be exercised  prior  to  the  first anniversary  of the date of grant.  The Committee may  substitute new  Stock  Options for previously granted Stock  Options  having higher exercise prices.

      A  Stock  Appreciation Right is the right  to  receive  the difference, either in cash or in Class A Nonvoting Common  Stock, between  the  fair market value of a share of Class  A  Nonvoting
Common  Stock as of the date of exercise and as of  the  date  of
award.    Tandem  Stock  Appreciation  Rights  are   granted   in
conjunction  with  all or part of a Stock Option  and  Non-Tandem
Stock Appreciation Rights are granted without reference to all or part of a Stock Option.

      Generally,  the term and exercisability of a  Tandem  Stock
Appreciation Right are the same as the related Stock Option, and the Tandem Stock Appreciation Right may be exercised only by surrendering the applicable portion of the related Stock Option.
The  term  and  exercisability of a Non-Tandem Stock Appreciation
Right are determined by the Committee, but the term shall not exceed 10 years and one day from the date of grant.

      The  Committee  may  provide for Stock  Options  and  Stock
Appreciation Rights to be exercisable in installments.  No  Stock
Option  or  Stock  Appreciation Right may be transferred  by  the recipient  otherwise  than by will or the  laws  of  descent  and
distribution.   A  Stock Option agreement may  provide  that  the
Stock  Option  be  settled  upon  exercise  by  the  delivery  of
Performance  Shares  or Restricted Stock valued  at  fair  market value.

      No  employee  may be granted either Stock Options  or  Non-
Tandem Stock Appreciation Rights, or both, with respect to a total of more than 500,000 shares of Class A Nonvoting Common
Stock during any fiscal year of the Company.

      If  the  participant's employment terminates by  reason  of death, disability or retirement, generally any outstanding  Stock
Option  or  Stock  Appreciation Right  will  vest  fully  and  be exercisable until the first anniversary of the date of  death  or the third anniversary of the date of termination by disability or
retirement,  or until expiration of the Award, if earlier.   Upon
termination  for  any  other reason, any Stock  Option  or  Stock
Appreciation  Right  will immediately terminate,  except  that  a previously  vested Award will be exercisable for  the  lesser  of
three  months  or  the  balance  of  the  Award's  term  if   the
participant is terminated involuntarily without cause.

Restricted Stock

      Restricted  Stock  are shares of Class A  Nonvoting  Common
Stock  awarded  under the amended 1994 Long Term  Incentive  Plan subject to such transferability restrictions and other terms  and conditions  as  the  Committee may determine, including  purchase price  (if  any), restriction period, vesting schedule (including whether  restrictions lapse upon termination of  employment)  and
requirement  of attainment of performance goals.   The  Committee
may,  in  its discretion, provide for the lapse, acceleration  or waiver of any restrictions, in whole or in part.  The participant has all the rights of a stockholder with respect to the shares of
Restricted  Stock, including the right to receive dividends.   As
of  October 22, 1997, 50,078  shares of Class A Nonvoting  Common
Stock have been issued and are outstanding under the amended 1994
Long Term Incentive Plan as Restricted Stock.

      No  more  than  600,000 shares of Class A Nonvoting  Common
Stock  may  be issued under the amended 1994 Long Term  Incentive
Plan as Restricted Stock.

      The  material  terms of performance-based restricted  stock awarded  under  the 1994 Long Term Incentive Plan, including  the
relevant   business   criteria,  maximum  amount   and   eligible
employees,  which  have  not  been  amended,  were  approved   by
stockholders on November 11, 1994.

Performance Units and Performance Shares

      A  Performance Unit is the right to receive a fixed  dollar amount  in  cash or Class A Nonvoting Common Stock based  on  the
attainment  during  a  Performance  Cycle  (determined   by   the
Committee) of such performance goals or other factors or criteria as the Committee determines.  A Performance Share is the right to receive  Class A Nonvoting Common Stock or cash of an  equivalent value at the end of a specified Performance Period (determined by the  Committee)  based on the attainment during  the  Performance
Period of such performance goals or other factors or criteria  as the  Committee  determines.  Unless otherwise determined  by  the
Committee, a participant is not entitled to receive dividends  on the Class A Nonvoting Common Stock covered by a Performance Share
Award.

      Generally, neither Performance Units nor Performance Shares
may  be  transferred  by the participant.   At  the  end  of  the
Performance Cycle or Performance Period, the Committee determines the  extent  to which any pertinent performance goals  have  been achieved  and  the percentage of Performance Units or  number  of
Performance Shares that have vested.  The Committee may,  in  its discretion, provide for accelerated vesting of Performance  Units and Performance Shares.

      The material terms of performance units awarded under the 1994 Long Term Incentive Plan, including the relevant business criteria, maximum amount and eligible employees, which have not been amended, were approved by stockholders on November 10, 1995.

Other Stock-Based Awards and Exchanges

      Other  Awards of Class A Nonvoting Common Stock  and  other
Awards  that are valued in whole or in part by reference  to,  or are  payable  in or otherwise based on, Class A Nonvoting  Common
Stock  may  be granted under the amended 1994 Long Term Incentive
Plan  subject  to  such  terms and conditions,  including  price,
dividend  entitlement,  vesting  and  transferability,   as   the
Committee  determines.  In addition, the Committee  may,  in  its discretion,  permit a participant to elect to  receive  an  Award under  the amended Long Term Incentive Plan in lieu of any  other compensation from the Company.

Change in Control

      Generally, in the event of a change in control of the Company, all outstanding Stock Options and Stock Appreciation
Rights become fully vested and immediately exercisable in their entirety, all Performance Units and Performance Shares become vested, at a minimum, as if the applicable Performance Cycle or Performance Period had ended upon the change in control, with performance goals measured at such time, and all restrictions on Restricted Stock lapse. Benefits under the amended 1994 Long
Term Incentive Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered
"excess  parachute payments" under Section 280G of  the  Internal
Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control.

U.S. Federal Income Tax Consequences

      The following summary describes the U.S. federal income tax consequences of the amended 1994 Long Term Incentive Plan.

      Stock Options. No income will be recognized by the holder and the Company will not be entitled to a deduction at the time of grant of either a Non-Qualified Stock Option or an Incentive
Stock Option.

      On exercise of a Non-Qualified Stock Option, the amount  by which the fair market value of the Class A Nonvoting Common Stock on the date of exercise exceeds the option exercise price will be taxable  to  the  holder  as  ordinary  income  and,  subject  to satisfying applicable withholding requirements and any  deduction
limitation under Section 162(m), deductible by the Company.   The
subsequent disposition of shares acquired upon exercise of a Non-
Qualified Stock Option will ordinarily result in capital gain  or loss.

      On  exercise of an Incentive Stock Option, the holder  will not recognize any income and the Company will not be entitled  to
a  deduction.   However, for purposes of the alternative  minimum
tax, the exercise of an Incentive Stock Option will be treated as an  exercise  of a Non-Qualified Stock Option.  Accordingly,  the
exercise  of  an  Incentive  Stock  Option  may  result   in   an
alternative minimum tax liability.

      The  disposition  of shares acquired upon  exercise  of  an
Incentive Stock Option will ordinarily result in capital gain  or
loss.   However, if the holder disposes of shares  acquired  upon
exercise of an Incentive Stock Option within two years after  the date  of  grant  or  one  year after  the  date  of  exercise  (a
"disqualifying disposition"), the holder will recognize  ordinary income,  in the amount of the excess of the fair market value  of the  shares  of Class A Nonvoting Common Stock on  the  date  the option  was  exercised  over the option exercise  price  (or,  in certain circumstances, the gain on sale, if less).  Any excess of
the   amount   realized  by  the  holder  on  the   disqualifying
disposition over the fair market value of the shares on the  date of  exercise  of  the  Option  will generally  be  capital  gain.
Subject  to  any deduction limitation under Section  162(m),  the
Company  will be entitled to a deduction equal to the  amount  of ordinary income recognized by a holder.

      If  an  Option  is exercised through the  use  of  Class  A
Nonvoting Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise.
However, if the option is an Incentive Stock Option, and the previously owned shares were acquired on the exercise of an Incentive Stock Option or other tax-qualified stock option (such as shares received under the Company's Employee Stock Purchase
Plan), and the holding period requirement for those shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income
(but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above.

      Stock Appreciation Rights.  The amount of any cash (or  the fair market value of any Class A Nonvoting Common Stock) received upon the exercise of a stock appreciation right under the amended
1994  Long  Term  Incentive  Plan  will  be  includible  in   the
employee's  ordinary income and, subject to satisfying applicable withholding  requirements  and  any  deduction  limitation  under
Section 162(m), deductible by the Company.

      Other  Awards.  Under Section 83(b) of the Internal Revenue
Code,  an  employee may elect to include in ordinary  income,  as compensation  at the time Restricted Stock is first  issued,  the excess  of  the fair market value of such shares at the  time  of issuance  over the amount paid, if any, by the employee for  such
shares.   Unless  a  Section 83(b) election is made,  no  taxable
income  will  generally  be recognized  by  the  recipient  of  a
Restricted Stock award until such shares are no longer subject to
the  restrictions  or the risk of forfeiture.   When  either  the
restrictions or the risk of forfeiture lapses, the employee  will recognize  ordinary income and, subject to satisfying  applicable withholding  requirements  and  any  deduction  limitation  under
Section 162(m), the Company will be entitled to a deduction in an amount equal to the excess of the fair market value of the  Class
A  Nonvoting  Common Stock on the date of lapse over  the  amount paid,  if any, by the employee for such shares.  Absent a Section
83(b)  election,  any cash dividends or other distributions  paid with  respect to the Restricted Stock prior to the lapse  of  the restrictions  or  risk  of forfeiture will  be  included  in  the employee's  ordinary  income  as  compensation  at  the  time  of receipt.

     Generally, an employee will not recognize any taxable income and  the  Company  will not be entitled to a deduction  upon  the award  of  Performance Shares or Performance Units.  At the  time
the   employee  receives  the  distribution  in  respect  to  the
Performance  Shares  or the Performance Units,  the  fair  market value  of shares of Class A Nonvoting Common Stock or the  amount of  any  cash  received in payment for such Awards  generally  is taxable  to the employee as ordinary income and, subject  to  the deduction  limitation  under Section 162(m),  deductible  by  the
Company.

     Section 162(m).  Section 162(m) of the Internal Revenue Code
generally  disallows  a  federal  income  tax  deduction  to  any publicly held corporation for compensation paid in excess  of  $1 million in any taxable year to the chief executive officer or any of  the four other most highly compensated executive officers who are  employed by the Company on the last day of the taxable year, but  does  not  disallow a deduction for qualified  "performance-
based compensation" the material terms of which are disclosed  to and  approved  by stockholders.  The Company has  structured  and intends  to  implement the amended 1994 Long Term Incentive  Plan
(except  with respect to Awards of Restricted Stock,  Performance
Shares  and  Stock Options with an exercise price less  than  the
Fair  Market Value of the underlying shares on the date of grant)
so  that  compensation  resulting therefrom  would  be  qualified
"performance-based compensation."  To allow  the  Company  to  so qualify  such  compensation, the Company is  seeking  stockholder approval of the amendment to the 1994 Long Term Incentive Plan.

Effect on Earnings

      Currently, neither the grant nor the exercise  of  a  Stock
Option  will result in any charge to pretax earnings.  Grants  of
Restricted Stock result in a charge to pretax earnings  over  the restriction period for the fair market value of the stock at  the
date  of  issuance.   All  other Awards provided  for  under  the
amended  1994  Long  Term Incentive Plan will  require  a  pretax charge  to earnings accrued over an appropriate period  of  time, based  on the difference between fair market value of the  shares or Award and the grant price.
New Plan Benefits

     Because the benefits that will be received under the amended
1994 Long Term Incentive Plan by the individuals listed below are not determinable, the table below shows the Awards that were made during fiscal 1997 under the amended 1994 Long Term Incentive
Plan.


                             Number
                   Number      of          Dollar Value of Performance Units
                     of      Perform-
                   Options/  ance        Thres-
       Name         SARs     Units       hold(1)     Target(1)    Maximum(1)

James P. Schadt     0         1,028,000   $257,000   $1,028,000   $1,542,000

Stephen R. Wilson   0           374,000    $93,500     $374,000     $561,000

Paul A. Soden       6,990       250,000    $62,500     $250,000     $375,000

Martin J. Pearson   0           305,000    $76,250     $305,000     $457,500

Melvin R. Laird     0            98,000    $24,500      $98,000     $147,000

All executive       77,900    1,232,000   $308,000   $1,232,000   $1,848,000
officers

All Directors who   N/A          N/A      N/A          N/A        N/A
are not executive
officers

All employees,      1,500,463 3,399,350  $849,838   $3,399,350   $5,099,025
excluding
executive
officers


(1)   Represents amounts that could be paid out at the end of the
   fiscal   year  1997-1999  Performance  Cycle,  based  on   the
   Company's performance in relation to the pertinent performance goals.

Vote Required for Approval

      The affirmative vote of a majority of the shares of Class B
Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 2 at the Meeting is required for approval of Proposal

No. 2.

     Stockholder approval of the amended 1994 Long Term Incentive Plan is being sought in order to allow the Company to qualify certain compensation received under the amended 1994 Long Term Incentive Plan for tax deductibility under Section 162(m) of the Internal Revenue Code and to comply with applicable requirements of the New York Stock Exchange. If no contrary indication is made, proxy cards in the accompanying form are to be voted for approval of Proposal No. 2.

THE  BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE APPROVAL OF PROPOSAL NO. 2.

       SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS


     Pursuant to Securities and Exchange Commission rules and the Company's By-Laws, proposals of stockholders intended to be submitted at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before June 24, 1998 to be eligible for inclusion in the Company's notice of meeting, proxy statement and accompanying proxy card for such meeting or to be introduced from the floor at such meeting.

      The Company's By-Laws also provide that notice of proposed stockholder nominations for election of directors must be given to the Corporate Secretary of the Company not less than 14 or more than 50 days prior to a meeting called to elect directors. Such notice must contain certain information about each proposed nominee including age, business and residence addresses, principal employment, number of shares of Class B Voting Common Stock beneficially owned (with evidence of such ownership) and such other information as would be required in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director if elected.


                          MISCELLANEOUS

      The Board of Directors is not aware at the date hereof of any matter proposed to be presented at the Meeting other than Proposals Nos. 1 and 2. If any other matter is properly presented, the persons named in the accompanying proxy card will have discretionary authority to vote thereon according to their best judgment.

      It is expected that a member of KPMG Peat Marwick LLP, the Company's independent auditors, will attend the Annual Meeting to respond to any appropriate questions that may be asked by stockholders.

      The Company's Annual Report to Stockholders has been mailed to stockholders separately. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference.

      A copy of the Company's 1997 annual report on Form 10-K filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon written request to the Director, Investor Relations, The Reader's Digest Association, Inc., Pleasantville, NY 10570-7000.


                                  By   Order  of  the  Board   of
                                  Directors:



                                  /s/C.H.R. DUPREE
                                  C.H.R. DuPree
                                  Vice President,
                                  Associate General Counsel
                                  and Acting Secretary
October 27, 1997


  Map of route to Sheraton Stamford Hotel Appears Here


                     Sheraton Stamford Hotel
                    One First Stamford Place
                  Stamford, Connecticut  06902
                          203-967-2222


From Manhattan, Southern Connecticut and Westchester:  Follow New
England  Thruway (I-95) North to Exit 7 (Greenwich  Avenue).   At
end of ramp turn right, then make another quick, sharp right into First Stamford Place. Hotel is at the end of road.

From Northern Connecticut on New England Thruway: Follow I-95 South to Stamford, Exit 6 (West Avenue). At the end of the ramp, turn left at the light. Go under the I-95 overpass. Go to the next light and turn left onto the entrance ramp of I-95 North. Go to the next exit which is Exit 7 (Greenwich Avenue). At the end of the ramp turn right, then make another quick, sharp right turn into First Stamford Place. Hotel is at the end of the road.

From  Northern  or  Southern Connecticut on the Merritt  Parkway:
Follow Merritt Parkway to Exit 34 (Long Ridge Road, Rte. 104). At the end of the exit ramp take Rte. 104 South for 2-1/4 miles. At a very large merging intersection turn right onto Rte. 137 (Cold Spring Road). Bear left onto Washington Boulevard. Continue on Rte. 137 straight to Tresser Boulevard intersection. Turn right onto Tresser Boulevard (Rte. 1). Then take second left onto Greenwich Avenue. Go straight, under I-95 overpass. Turn right at second set of lights into First Stamford Place. Hotel is at end of road.


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